UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 3, 2003

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL  32904

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Item 5.

Other Events and Regulation FD Disclosure

On August 29, 2003, RELM Wireless Corporation (the “Company”) entered into an agreement with a new lender. The Amendment provides for a revolving line of credit of up to $2.5 million for one year. The line is secured by substantially all of the Company’s assets, consisting principally of its trade receivables and inventory. Concurrently with the refinancing transaction, three funds affiliated with the Company’s directors purchased an aggregate of 500,000 shares of the Company’s common stock at $0.60 per share. The proceeds of these transactions will pay off the Company’s existing credit facility and provide working capital to the Company to be used in executing the Company’s business plans, including the expansion of its digital product line. A copy of the related press release is attached as Exhibit 99.1 and incorporated by reference.

Item 7.

Financial Statements and Exhibits

(a)

Financial statements of business acquired; None

(b)

Pro Forma Financial Information: None

(c)

Exhibits

Exhibit Number	Description
10.1	Credit Agreement between Silicon Valley Bank and RELM Wireless Corporation dated August 29, 2003.
99.1	Press Release issued by the Company on September 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

(Registrant)

Dated:  September 5, 2003

By:  WILLIAM P. KELLY

William P. Kelly

Executive Vice President - Finance

and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement between Silicon Valley Bank and RELM Wireless Corporation dated August 29, 2003.
99.1	Press Release issued by the Company on September 4, 2003.